UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 28, 2008

1st INDEPENDENCE FINANCIAL GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-26570	61-1284899
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8620 Biggin Hill Lane
Louisville, Kentucky		40220-4117
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (502) 753-0500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant's Business and Operations

Item 1.01                      Entry into a Material Definitive Agreement.

On August 28, 2008, 1st Independence Bank, Inc. (the “Bank”), a wholly-owned subsidiary of 1st  Independence Financial Group, Inc. (“1st Independence”), sold the property where its Jeffersonville, Indiana branch was located to Bank Rentals, LLC (“Bank Rentals”), an Indiana limited liability company owned by Charles L. Moore II, a director of the Bank and 1st Independence.   The purchase price for the Jeffersonville property was approximately $162,577, consisting of the book value of the property of $312,577 less an estimate of costs that would be incurred to remediate certain of the environmental conditions existing on the property.  The Bank also assigned to Bank Rentals its existing lease of a portion of the property to Foundation Title Company, LLC.

The Bank then entered into a Lease with Bank Rentals, dated as of August 28, 2008.   Pursuant to the Lease, the Bank is leasing a portion of the Jeffersonville property from Bank Rentals for rent of $1,500 per month plus its pro-rata share of certain operating expenses.  The Lease has an initial term of 5 years with automatic 5 years renewals unless the Lease is terminated in accordance with its terms.  Either party can terminate the Lease on twelve months notice after the first eighteen months of the initial term.

The Bank also entered into an Environmental Indemnification Agreement with Bank Rentals and Mr. Moore dated as of August 28, 2008.  The Environmental Indemnification Agreement provides Bank Rentals and Mr. Moore will indemnify and hold the Bank harmless from costs, expenses and liabilities associated with the environmental condition of the Jeffersonville property prior to August 28, 2008 and any regulatory actions or third party claims related thereto. The Bank agrees to indemnify Bank Rentals and Mr. Moore from such costs, expenses and liabilities arising out of contamination on the property first occurring after August 28, 2008 or as a result the Bank’s acts or omissions after that date.  The maximum amount of Mr. Moore indemnification obligation to the Bank is $150,000.

The foregoing description of the Lease and the Environmental Indemnification Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of each, copies of which are attached as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K and are incorporated herein by reference in their entirety.

The foregoing transactions were approved by the Audit Committee of 1st Independence as well as a majority of the remaining directors of 1st Independence and 1st Bank, excluding Mr. Moore.  The Bank entered into the foregoing transactions with Bank Rentals and Mr. Moore to facilitate the closing of 1st Independence’s proposed merger with and into MainSource Financial Group, Inc.  As previously announced, that merger is expected to be consummated on August 29, 2008, assuming the conditions to closing are satisfied.

Section 9 – Financial Statements and Exhibits

Item 9.01                      Financial Statements and Exhibits.

(d)                 Exhibits.

Exhibit Number                                Description of Exhibit

10.1	Lease, dated as of August 28, 2008, between 1st Independence Bank, Inc. and Bank Rentals, LLC
10.2	Environmental Indemnification Agreement, dated as of August 28, 2008, among 1st Independence Bank, Inc., Bank Rentals, LLC and Charles L. Moore, II

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 29, 2008	1st Independence Financial Group, Inc.

	By:	/s/ N. William White
N. William White
President and Chief Executive Officer

2

INDEX TO EXHIBITS

Exhibit
Number                                                                             Description

10.1	Lease, dated as of August 28, 2008, between 1st Independence Bank, Inc. and Bank Rentals, LLC
10.2	Environmental Indemnification Agreement, dated as of August 28, 2008, among 1st Independence Bank, Inc., Bank Rentals, LLC and Charles L. Moore, II